Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated January 28, 2000 included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-01410, 333-35283, 333-83925 and 333-88913.



                                             /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.
  February 23, 2000